UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

RAPHAEL INDUSTRIES LTD.

(Exact name of registrant as specified in charter)

Nevada	20-3717729
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 700, One Executive Place, 1816 Crowchild Trail N.W., Calgary, Alberta	T2M 3Y7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 261-8853

N/A

(Former name or former address, if changed since last report)

ITEM 8.01 OTHER EVENTS

Raphael Industries Ltd. (the "Company") announces that it has recently closed the private placement pursuant to its recent SB-2 registration statement. The Company issued 2,511,500 shares and received total proceeds of approximately USD 250 thousand.

"The successful closing of this financing is an important milestone in the growth of Raphael. We are excited about the opportunity to initiate a comprehensive marketing campaign to grow our business", stated Arne Raabe, the Company's President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

RAPHAEL INDUSTRIES LTD.

Signature	Title	Date

ARNE RAABE Arne Raabe	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	April 30, 2007